UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☑ Soliciting Material Pursuant to Section 240.14a-12

META Group, Inc.

(Name of Registrant as Specified In Its Charter)

Gartner, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Gartner, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: META Group, Inc.. Commission File No.: 0-27280

On January 31, 2005, Gartner, Inc. issued the following press release.

GARTNER ANNOUNCES EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD ON ITS PLANNED ACQUISITION OF META GROUP

STAMFORD, Conn. – January 31, 2005 – Gartner, Inc. (NYSE: IT and ITB) today announced that notice has been received from the Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act concerning its planned acquisition of META Group, Inc. (Nasdaq: METG).

Completion of the transaction, expected during the second quarter 2005, is subject to customary closing conditions, including approval by META Group’s stockholders.

About Gartner
Gartner, Inc. is the leading provider of research and analysis on the global information technology industry. Gartner serves more than 10,000 clients, including chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community. The Company focuses on delivering objective, in-depth analysis and actionable advice to enable clients to make more informed technology and business decisions. The Company’s businesses consist of Research and Events for IT professionals; Gartner Executive Programs, membership programs and peer networking services; and Gartner Consulting, customized engagements with a specific emphasis on outsourcing and IT management. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, and has more than 3,500 associates, including approximately 1,000 research analysts and consultants, in 76 locations worldwide. For more information, visit www.gartner.com.

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Safe Harbor Statement
Statements contained in this press release regarding the consummation and timing of the pending acquisition, and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: approval of META Group’s stockholders of the pending acquisition; ability to expand or even retain META Group’s customer base; ability to integrate META Group’s current operations and business; ability to retain META Group’s professional staff of research analysts and consultants; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in META Group’s business; additional risks associated with international operations; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Additional Information
META Group has filed a preliminary proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT META GROUP AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of META Group seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by META Group with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to John Riley at 203-973-6700.

META Group’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the META Group stockholders in connection with the proposed transaction. Information about META Group’s directors and officers can be found in META Group’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

Contacts
Gartner, Inc.
Citigate Sard Verbinnen
Jamie Tully (jtully@sardverb.com)
Brooke Morganstein (bmorganstein@sardverb.com)
212-687-8080